                                                                    EXHIBIT 3.10

                                     BYLAWS

                                       OF

                        DEGREMONT AMERICAN HOLDING, INC.

                                   ARTICLE I
                                  STOCKHOLDERS

         SECTION 1.1 ANNUAL MEETINGS. An annual meeting of the stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of
Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call meetings. Such special meetings shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

         SECTION 1.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the
Corporation.

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         SECTION 1.4 ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 1.5 QUORUM. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend.
Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 1.6 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice
Chairman of the Board, if any,

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or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of
Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 1.7 VOTING; PROXIES. Unless otherwise provided in the
Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

         (a) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         (b) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such

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telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

         Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section, may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these
Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required

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by law or by the Certificate of Incorporation) the Board of Directors may
require a larger vote upon any election or question.

         SECTION 1.8 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

         (a) Notice and Voting Rights: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) Consents: In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the
Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of
Directors is required by law, the Certificate of

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Incorporation or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified mail, return receipt requested. If no record date has been fixed by the Board of
Directors and prior action by the Board of Directors is required by law, the
Certificate of Incorporation or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of
Directors adopts the resolution taking such prior action.

         (c) Other Lawful Action: In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 1.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the

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meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 1.10 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless
otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent or consents shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the
Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1 FUNCTIONS-AND COMPENSATION. The business and affairs of the
Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof.

         SECTION 2.2 NUMBER; QUALIFICATIONS. The Board of Directors shall consist of not less than three nor more than five members, the number thereof to be determined from time to time by resolution of the Board of Directors.
Directors need not be stockholders.

         SECTION 2.3 ELECTION; RESIGNATION; REMOVAL; VACANCIES. The Board of
Directors shall initially consist of the persons elected as such by the incorporator. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those
Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Stockholders may remove Directors with or without cause by vote of a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of
Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

         SECTION 2.4 REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         SECTION 2.5 SPECIAL MEETINGS. Special meetings of the Board of
Directors may be held at any time or place within or without the State of
Delaware whenever called by the Chairman of the Board, the Vice Chairman of the
Board, the President, any Vice President, the

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Secretary, or by a plurality of directors in office. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

         SECTION 2.6 TELEPHONIC MEETINGS PERMITTED. Members of the Board of
Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.6 shall constitute presence in person at such meeting.

         SECTION 2.7 QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the
Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of
Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.8 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the
Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.9 ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the
Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                                   ARTICLE III
                                   COMMITTEES

         SECTION 3.1 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The
Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the
Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 3.2 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of
Directors conducts its business pursuant to Article II of these Bylaws.

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                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS. As soon as practicable after the annual meeting of stockholders in each year the Board of
Directors shall elect a President and Secretary, and it may, if it so determines, elect a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect one or more Vice
Presidents, one or more Assistant Vice Presidents, one or more Assistant
Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable.
Any number of offices may be held by the same person.

         SECTION 4.2 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Except as
otherwise provided in the resolution of the Board of Directors electing any officer, each such officer shall hold office until the first meeting of the
Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of
Directors at any regular or special meeting.

         SECTION 4.3 POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the
Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of
Directors

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and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

         SECTION 4.4 COMPENSATION. The Board of Directors shall fix the compensation of the Chairman of the Board and of the President and shall fix, or authorize the Chairman of the Board or the President to fix, the compensation of any or all others. The Board of Directors may allow compensation to members of any committee and may vote compensation to any director for attendance at meetings or for any special services.

                                    ARTICLE V
                                      STOCK

         SECTION 5.1 CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice
President, and by the Treasurer or an Assistant Treasurer, or the Secretary or
an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         SECTION 5.2 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, it shall be the duty of the Corporation, or its duly appointed transfer agent, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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         SECTION 5.3 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF
NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the
Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 6.1 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

         (i) "the Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

         (ii) "other enterprises" includes employee benefit plans;

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         (iii) "fines" includes any excise taxes assessed on a person with respect to any employee benefit plan;

         (iv) "serving at the request of the Corporation" includes any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the
Corporation" as referred to in this Article.

         SECTION 6.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER
THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 6.4 of this
Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person

                                      -14-

reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         SECTION 6.3 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR
IN THE RIGHT OF THE CORPORATION. Subject to Section 6.4 of this Article, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 6.4 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.2 and 6.3 of this
Article, as the case may be. Such determination shall be made (1) by

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the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         SECTION 6.5 GOOD FAITH DEFINED. For purposes of any determination under
Section 6.4 of this Article, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such persons conduct was unlawful, if such person's action is based on the records or books of accounts of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the
Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the
Corporation or another enterprise. The term "another enterprise" as used in this
Section 6.5 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provision of this Section 6.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the

                                      -16-

applicable standard of conduct set forth in Sections 6.2 or 6.3 of this Article, as the case may be.

         SECTION 6.6 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 6.4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of
Delaware for indemnification to the extent otherwise permissible under Sections
6.2 and 6.3 of this Article. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 6.2 or 6.3 of this Article, as the case may be. Neither a contrary determination in the specific case under Section
6.4 of this Article nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.6 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6.7 EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys'
fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the
Corporation in advance of the final disposition of such action, suit or proceeding by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

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         SECTION 6.8 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.2 and 6.3 of this Article, shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.2 or 6.3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         SECTION 6.9 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent on another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify or the obligation to indemnify such person against such liability under this
Article.

         SECTION 6.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who

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has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.11 LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section ___ hereof) the
Corporation shall not be obligated to indemnify any director or officer in connection with proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of
Directors of the Corporation.

         SECTION 6.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation
may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article to directors and officers of the Corporation.

                                  ARTICLE VII
                                 MISCELLANEOUS

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 7.2 SEAL. The Corporate seal shall have the name of the
Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         SECTION 7.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND
COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person

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attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         SECTION 7.4 INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of
Directors or the committee, and the Board or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         SECTION 7.5 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books,

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may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         SECTION 7.6 AMENDMENT OF BYLAWS. These Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

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